Exhibit 99.1

Press Contacts:	Investor Contact:
Todd Evans	Joanne Keates
Media relations	Director of Investor Relations
MSC.Software	MSC.Software
(714) 445-3066	(714) 444-8551
todd.evans@mscsoftware.com	joanne.keates@mscsoftware.com

MSC.Software Announces Completion of FTC Settlement and
Agreement with EDS

SANTA ANA, CA – June 5, 2003 - MSC.Software Corp. (NYSE: MNS) today announced that final approval has been given by the Federal Trade Commission (FTC) for an MSC.Nastran licensing transaction with Electronic Data Systems’ (NYSE: EDS) PLM Solutions Division.  This approval constitutes a final settlement and resolution of the complaint brought by the FTC in October 2001.